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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  July 30, 1997
                       (Date of earliest event reported)

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                       ALTERNATIVE LIVING SERVICES, INC.
             (Exact name of registrant as specified in its charter)



     DELAWARE                                      1-11999                                 39-1771281
(State or other jurisdiction of            (Commission file number)           (I.R.S. Employer Identification No.)
incorporation or organization)

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                       450 N. SUNNYSLOPE ROAD, SUITE 300
                          BROOKFIELD, WISCONSIN  53005
                    (Address of principal executive offices)

                                 (414) 789-9565
              (Registrant's telephone number, including area code)





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Item 5.          Other Events

                 On July 31, 1997, Alternate Living Services, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger, dated as of July 30, 1997 (the "Merger Agreement), with Sterling House Corporation, a Kansas corporation ("Sterling"), and Tango Merger Corporation, a Kansas corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), which provides for the merger (the "Merger") of Merger Sub with and into Sterling with Sterling continuing as the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Common Stock, no par value per share, of Sterling ("Sterling Common Stock"), outstanding immediately prior to the Effective Time will be converted into the right to receive 1.1 shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock").

                 The merger is subject to certain conditions, including required regulatory and shareholder approvals.

                 Concurrently with the execution of the Merger Agreement, the Company and Sterling entered into a Cross Option Agreement (the "Cross Option Agreement") whereby (i) the Company granted to Sterling an option to purchase 2,586,303 shares of the Company Common Stock at $21.625 per share, exercisable only if the Merger Agreement becomes terminable or is terminated under circumstances which could entitle Sterling to termination fees under the Merger Agreement, and (ii) Sterling granted to the Company an option to purchase 1,003,344 shares of Sterling Common Stock at $18.25 per share, exercisable only if the Merger Agreement becomes terminable or is terminated under circumstances which would entitle the Company to termination fees under the Merger Agreement.

                 In connection with the execution and delivery of the Merger Agreement, (i) Mr. Timothy J. Buchanan, Chairman of the Board and Chief Executive Officer of Sterling, entered into an employment agreement with the Company pursuant to which Mr. Buchanan will become the President of the Company at the Effective Time of the Merger, (ii) Mr. Steven L. Vick, President of Sterling, entered into an employment agreement with the Company and Sterling pursuant to which Mr. Vick will remain as President of Sterling following the Merger and will thereafter become the Chief Operating Officer of the Company. Both employment agreements become effective only upon consummation of the Merger.

                 On July 30, 1997, certain affiliates of Sterling (each, a "Sterling Shareholder"), who collectively own approximately 45% of the outstanding shares of Sterling Common Stock also entered into Stockholder Voting Agreements (each, a "Voting Agreement") with the Company pursuant to which each Sterling Shareholder appointed the Company such Company Shareholder's lawful proxy and attorney-in-fact to vote such Sterling Shareholder's Sterling Common Stock in favor of the approval of the Merger Agreement and the Merger and against any "Third Party Transaction" (as such term is defined in the Merger Agreement), and Sterling entered into Voting Agreements with certain affiliates of the Company (each a "Company Stockholder"), who collectively own approximately 26% of the outstanding shares of the Company Common Stock, pursuant to





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which each Company Stockholder appointed Sterling such Company Stockholder's lawful proxy and attorney-in-fact to vote such Company Stockholder's Company Common Stock in favor of the approval of the Merger Agreement and the Merger and against any Third Party Transaction.

                 Copies of the Merger Agreement, the Employment Agreements of Messrs. Buchanan and Vick, the forms of the Stockholder Voting Agreements and the Cross Option Agreement are filed as exhibits hereto. The foregoing descriptions are qualified in their entirety by reference to such exhibits.

                 A copy of the press release issued by the Company on July 31, 1997, with respect to the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

                          (a)     None.

                          (b)     None.

                          (c)     Exhibits.

                                   2.1     Agreement and Plan of Merger, dated
                                           as of July 30, 1997, among the
                                           Company, Merger Sub and Sterling.

                                  99.1     Press release dated July 31, 1997,
                                           announcing the Merger.

                                  99.2 Form of Stockholder Voting Agreement with Sterling affiliates.

                                  99.3 Form of Stockholder Voting Agreement with Company affiliates.

                                  99.4 Employment Agreement with Timothy J. Buchanan.

                                  99.5     Employment Agreement with Steven L.
                                           Vick.

                                  99.6     Cross Option Agreement, dated July
                                           30, 1997, between the Company and
                                           Sterling.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 14, 1997



                                     ALTERNATIVE LIVING SERVICES, INC.
                                     ---------------------------------
                                                      (Registrant)



                                     By:  /s/ Thomas E. Komula
                                        --------------------------------------
                                        Thomas E. Komula, Senior Vice President,
                                        Treasurer and Chief Financial Officer





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